UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:
☐          Preliminary Proxy Statement
☐          Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐          Definitive Proxy Statement
☒          Definitive Additional Materials
☐          Soliciting Material under § 240.14a-12

GENCO SHIPPING & TRADING LIMITED
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒          No fee required
☐          Fee paid previously with preliminary materials.
☐          Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On April 17, 2024, Genco Shipping & Trading Limited posted the communication below on its LinkedIn account and may in the future use the same or substantially similar materials from time to time:

Genco Shipping & Trading Limited
8,710 followers
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The Genco Annual Meeting of Shareholders is fast approaching on May 23, 2024, and we need your vote. Learn more at www.VoteForGenco.com.

The Genco Board is highly qualified and successfully executing on our Comprehensive Value Strategy, which has allowed us to distribute sizeable dividends to shareholders and reduce our debt to deliver significant shareholder value through volatile drybulk shipping market cycles.

George Economou brings with him a record of self-dealing, poor governance and shareholder value destruction. Economou has nominated a director to the Genco Board to further an agenda which is not in the best interests of Genco and all its shareholders.

The choice between the Genco Board and Economou's nominee is clear.

For additional legal information, see here: https://lnkd.in/ed67C94N.

Re-elect Genco's
Seven Highly Qualified
Board Nominees

Vote For Genco

voteforgenco.com • 1 min read

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

These materials contain certain forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements use words such as “expect,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with a discussion of potential future events, circumstances or future operating or financial performance. These forward-looking statements are based on management’s current expectations and observations. For a discussion of factors that could cause results to differ, please see the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on form 10-K for the year ended December 31, 2023, and the Company’s reports on Form 10-Q and Form 8-K subsequently filed with the SEC. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

On April 16, 2024, Genco filed with the SEC a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”), containing a form of WHITE proxy card, with respect to its solicitation of proxies for Genco’s 2024 Annual Meeting of Shareholders. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY GENCO AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Genco free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Genco are also available free of charge by accessing Genco’s website at www.gencoshipping.com.

Participants

Genco, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2024 Annual Meeting of Shareholders, including John C. Wobensmith (Chief Executive Officer and President), Peter Allen (Chief Financial Officer), Joseph Adamo (Chief Accounting Officer), Jesper Christensen (Chief Commercial Officer), and Genco’s directors other than Mr. Wobensmith, namely James G. Dolphin, Paramita Das, Kathleen C. Haines, Basil G. Mavroleon, Karin Y. Orsel, and Arthur L. Regan. Investors and security holders may obtain more detailed information regarding the Company’s directors and executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, under the captions “Management,” “Executive Compensation,” and “Security Ownership of Certain Beneficial Owners and Management” in Genco’s Definitive Proxy Statement. To the extent holdings of such participants in Genco’s securities changed since the amounts described in the Definitive Proxy Statement, such changes will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge as described above.